Exhibit 99.1

Apple REIT Ten

2015

THIRD QUARTER REPORT

SEPTEMBER 30, 2015

Dear Shareholder

The Apple REIT Ten, Inc. (the “Company”) hotel portfolio
continues to benefit from broad geographic diversification,
a focus on the upscale select service segment of the industry and a concentration within the Hilton® and Marriott® families of brands. We are pleased to report that performance across
our portfolio continued to strengthen during the third quarter of this year and we anticipate operations will remain positive throughout the year and into 2016.

As of September 30, 2015, the Apple REIT Ten portfolio consisted of 54 Marriott® and Hilton® branded hotels, with 6,898 guestrooms, geographically diversified across markets in 17 states. For the three-month period ending September 30, 2015, the Company’s portfolio of hotels reported an average occupancy rate of 79.2 percent, an average daily rate (ADR) of $127.78 and revenue per available room (RevPAR)
of $101.16, increases of approximately three percent, six percent and nine percent, as compared to results from the same period of 2014, respectively. For the nine-month period ending September 30,
2015, our hotels reported an average occupancy rate of 77.6 percent, ADR of $128.51 and RevPAR of $99.68, increases of approximately three percent, six percent and nine percent as compared to results for the same period of 2014, respectively.

Subsequent to the end of the third quarter, on October 29, 2015, the Company completed the purchase of the newly constructed 158-room Hampton Inn & Suites by Hilton® in Rosemont, IL. The property is conveniently located near Chicago O’Hare International Airport. The Company currently has one additional property under contract for purchase, a 153-room Homewood Suites by Hilton® in Cape
Canaveral, FL, which is under construction.

Modified funds from operations (MFFO) for Apple REIT Ten for the third quarter of this year totaled $23.5 million, or approximately $0.26 per share. MFFO for the same period of 2014 totaled $20.8 million, or approximately $0.23 per share. The Company paid $0.206 per share in distributions during the third quarter of 2015. The current annualized distribution rate is $0.825 per share. The Company’s Board of
Directors, in consultation with management, will continue to regularly monitor the distribution rate relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions and dispositions. At its discretion, the Board of Directors may make adjustments as determined to be prudent in relation to other cash requirements of the Company.

With continued strength of fundamentals in our segment of the hotel industry, we believe we are well positioned for sustainable growth in the future. For additional information about the Company, we encourage you to visit Apple REIT Ten’s website at www.applereitten.com and review our public filings with the Securities and Exchange Commission also available at www.sec.gov. Thank you for your investment in our Company.

Sincerely,

Glade M. Knight,
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended	Three months ended	Nine months ended	Nine months ended
(In thousands except statistical data)	Sept 30, 2015	Sept 30, 2014	Sept 30, 2015	Sept 30, 2014
REVENUES
Room revenue	$64,198	$52,614	$184,601	$153,365
Other revenue	5,082	4,177	15,133	13,220
Total revenue	$69,280	$56,791	$199,734	$166,585

EXPENSES AND OTHER INCOME
Direct operating expense	$16,674	$14,275	$47,649	$41,173
Other hotel operating expenses	24,887	22,060	72,939	64,826
General and administrative	1,715	1,369	5,124	4,461
Depreciation	8,979	7,226	26,156	21,237
Acquisition related costs	14	13	2,236	1,054
Investment income	(2)	(3,530)	(17)	(10,475)
Interest expense	2,550	1,867	6,408	6,541
Total expenses and other income	$54,817	$43,280	$160,495	$128,817

NET INCOME
Net income	$14,463	$13,511	$39,239	$37,768
Net income per share	$0.16	$0.15	$0.43	$0.45

MODIFIED FUNDS FROM OPERATIONS (A)
Net income	$14,463	$13,511	$39,239	$37,768
Depreciation of real estate owned	8,979	7,226	26,156	21,237
Funds from operations (FFO)	$23,442	$20,737	$65,395	$59,005
Acquisition related costs	14	13	2,236	1,054
Modified funds from operations (MFFO)	$23,456	$20,750	$67,631	$60,059
FFO per share	$0.26	$0.23	$0.72	$0.70
MFFO per share	$0.26	$0.23	$0.75	$0.71

WEIGHTED-AVERAGE SHARES OUTSTANDING	89,793	90,267	90,260	84,605

OPERATING STATISTICS
Occupancy	79.2%	76.9%	77.6%	75.2%
Average daily rate	$127.78	$120.23	$128.51	$121.05
RevPAR	$101.16	$92.40	$99.68	$91.08
Number of hotels	54	49
Distributions per share	$0.206	$0.206	$0.619	$0.619

BALANCE SHEET HIGHLIGHTS (Unaudited)
(In thousands)			September 30, 2015	December 31, 2014
ASSETS
Investment in real estate, net			$918,311	$839,032
Cash and cash equivalents			10,630	46,341
Other assets			35,598	23,663
Total assets			$964,539	$909,036

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable			$206,491	$119,708
Other liabilities			11,317	12,162
Total liabilities			217,808	131,870
Total shareholders’ equity			746,731	777,166
Total liabilities and shareholders’ equity			$964,539	$909,036

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles - GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Modified funds from operations (MFFO) excludes costs associated with the acquisition of real estate. The Company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the Company’s activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2015 and the results of operations for the interim periods ended September 30, 2015 and 2014. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Ten, Inc. 2014 Annual Report.

HOMEWOOD
SUITES
Hampton
Inn & Suites

Images from left to right: Hampton Inn & Suites, Huntsville, AL; SpringHill Suites, Richmond, VA; Residence Inn, Tustin, CA; Hampton Inn & Suites/Homewood Suites, Omaha, NE

Our Hotels

ALABAMA	NEBRASKA
Huntsville (2), Mobile	Omaha (3)

ARIZONA	NORTH CAROLINA
Phoenix (3), Scottsdale	Charlotte/Matthews, Jacksonville, Winston-Salem

CALIFORNIA	OHIO
San Diego/Oceanside, San Juan Capistrano, Tustin (2)	Cincinnati/Mason

COLORADO	OKLAHOMA
Colorado Springs, Denver	Oklahoma City (2), Oklahoma City/West

FLORIDA	SOUTH CAROLINA
Boca Raton, Fort Lauderdale/Dania Beach, Gainesville (2), Pensacola, Tallahassee	Charleston, Columbia
TENNESSEE
ILLINOIS	Franklin (2), Knoxville (3), Nashville
Chicago/Des Plaines, Chicago/Rosemont,
Chicago/Skokie, Hoffman Estates	TEXAS
Austin/Round Rock, Dallas, Denton, Houston (2),
INDIANA	Houston/Shenandoah
Merrillville, South Bend
VIRGINIA
IOWA	Fairfax, Richmond/Henrico
Cedar Rapids (2), Davenport

MINNESOTA
Minneapolis/Maple Grove

CORPORATE PROFILE   Apple REIT Ten, Inc. (the “Company”) is a public real estate investment trust (REIT) focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Courtyard by Marriott®, Fairfield Inn & Suites by Marriott®, Marriott® Hotels, Residence Inn by Marriott®, SpringHill Suites by Marriott®, TownePlace Suites by Marriott®, Hampton Inn & Suites by Hilton®, Hilton Garden Inn®, Home2 Suites by Hilton® and Homewood Suites by Hilton® brands. As of October 30, 2015, the Company’s portfolio consisted of 55 hotels, containing a total of 7,056 guestrooms, diversified among markets in 17 states.

MISSION Apple REIT Ten, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

As always, we encourage our shareholders to know their investment and stay informed by reviewing information on our website at www.applereitten.com, as well as our filings with the Securities and Exchange Commission, which can be found on their website at www.sec.gov.

Cover image: Residence Inn, Dania Beach, FL

“Courtyard by Marriott®,” “Fairfield Inn & Suites by Marriott®,” “Marriott® Hotels,” “Residence Inn by Marriott®,” “SpringHill Suites by Marriott®,” and “TownePlace Suites by Marriott®” are each a registered trademark of Marriott® International, Inc. or one of its affiliates. All references to “Marriott®” mean Marriott® International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott® is not responsible for the content of this Quarterly Report, whether relating to hotel information, operating information, financial information, Marriott®’s relationship with Apple REIT Ten, Inc. or otherwise. Marriott® was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Ten offering and received no proceeds from the offering. Marriott® has not expressed any approval or disapproval regarding this Quarterly Report, and the grant by Marriott® of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Marriott® has not assumed and shall not have any liability in connection with this Quarterly Report.

“Hampton Inn & Suites by Hilton®,” “Hilton Garden Inn®,” “Home2 Suites by Hilton®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton® Worldwide Holdings, Inc. or one of its affiliates. All references to “Hilton®” mean Hilton® Worldwide Holdings, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton® is not responsible for the content of this Quarterly Report, whether relating to hotel information, operating information, financial information, Hilton®’s relationship with Apple REIT Ten, Inc. or otherwise. Hilton® was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Ten offering and received no proceeds from the offering. Hilton® has not expressed any approval or disapproval regarding this Quarterly Report, and the grant by Hilton® of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Hilton® has not assumed and shall not have any liability in connection with this Quarterly Report.

This Quarterly Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of terms such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple REIT Ten, Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of the Company to implement its acquisition strategy and operating strategy; the Company’s ability to manage planned growth; the ability of the Company to provide liquidity opportunities for its shareholders; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of future litigation; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a real estate investment trust. Although the Company believes that the assumptions underlying the forwardlooking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this Quarterly Report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review the Company’s financial statements and the notes thereto, as well as the risk factors described in the Company’s filings with the Securities and Exchange Commission (“SEC”) including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Any forward-looking statement that the Company makes speaks only as of the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

CORPORATE HEADQUARTERS 814 East Main Street | Richmond, Virginia 23219 (804) 344-8121 | (804) 344-8129 FAX applereitten.com	INVESTOR INFORMATION For additional information about the Company, please contact: Kelly Clarke, Director of Investor Services (804) 727-6321 or kclarke@applereit.com